UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2007

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51788	54-2185193
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 30, 2007, Oracle Corporation (“Oracle”) delivered an irrevocable notice to Citibank, N.A., as Trustee, that Oracle will redeem all of Oracle’s outstanding Floating Rate Notes due 2009 (the “Notes”) in accordance with the terms of the Indenture dated as of January 13, 2006, between Oracle and the Trustee. As of April 30, 2007, the outstanding aggregate principal amount of the Notes was $1.5 billion.

The redemption date will be May 30, 2007, and the redemption price will be the principal amount plus accrued and unpaid interest to the date of redemption. On and after the redemption date, interest on the Notes will cease to accrue, and all rights of the holders of the Notes will cease, except for the right to receive the redemption price and accrued and unpaid interest to the date of redemption. The notice of redemption was sent to registered holders of the Notes on April 30, 2007.

The Indenture is listed as Exhibit 4.03 and the form of Floating Rate Notes due 2009 is listed as Exhibit 4.05, in each case to Oracle’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: May 3, 2007	By:	/s/ Daniel Cooperman
	Name:	Daniel Cooperman
	Title:	Senior Vice President, General Counsel and Secretary

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